Exhibit 10.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

FOR IMMEDIATE RELEASE

October 6 2017

Recommended All-Share Offer by John Wood Group PLC for Amec Foster Wheeler plc

Filing of Form 15F with the United States Securities and Exchange Commission to Terminate Registration and Reporting Obligations

John Wood Group PLC (“Wood Group”) and Amec Foster Wheeler plc (“Amec Foster Wheeler”) are pleased to announce that the scheme of arrangement under Part 26 of the Companies Act of 2006, relating to the recommended all-share offer by Wood Group for Amec Foster Wheeler originally announced on March 13 2017, has become effective.

Pursuant to Rule 12g-3 under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), Wood Group has succeeded to the Section 12 registration, and Section 13(a) reporting obligations under the Exchange Act, of Amec Foster Wheeler.   However, Wood Group has filed a Form 15F with the United States Securities and Exchange Commission (“SEC”) to voluntarily terminate the registration of the Wood Group ordinary shares under Section 12(g) as well as Wood Group’s reporting obligations under Section 13(a) of the Exchange Act.  Pursuant to Rule 12h-6 under the Exchange Act, the SEC permits a foreign private issuer to terminate the registration of a class of securities under Section 12(g) of the Exchange Act if it meets certain requirements.  As a result of filing the Form 15F, Wood Group’s reporting obligations under the Exchange Act were suspended immediately and will terminate no more than 90 days after the date hereof, barring any objections from the SEC.

Enquiries

Wood Group
Andrew Rose, Head of Investor Relations	Tel: +44 (0)12 2453 2716